UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2009
TeleCommunication Systems, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	000-30821	52-1526369
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
275 West Street
Annapolis, Maryland 21401
(Address of principal executive offices, including zip code)
(410) 263-7616
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On December 15, 2009, TeleCommunication Systems, Inc. (the “Company”) completed its previously announced acquisition of Networks in Motion, Inc. (“NIM”). The acquisition was made pursuant to an Agreement and Plan of Merger dated November 25, 2009 (the “Merger Agreement”) by and among the Company, NIM, Olympus Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and G. Bradford Jones, as stockholders’ representative. Mr. Jones subsequently assigned his duties as stockholders’ representative to Stockholder Representative Services LLC. Under the terms of the Merger Agreement, Merger Sub merged (the “Merger”) with and into NIM, with NIM surviving the Merger as a wholly-owned subsidiary of the Company. On December 15, 2009, the Company issued a press release announcing the consummation of the transactions contemplated by the Merger Agreement. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Under the terms of the Merger Agreement, immediately prior to the effective time of the Merger, (i) shares of NIM’s outstanding preferred stock automatically converted into shares of NIM common stock in accordance with the terms of NIM’s Certificate of Incorporation, as amended, and (ii) shares of NIM’s outstanding common stock (other than shares of NIM’s common stock that had not voted in favor of the Merger Agreement and with respect to which a demand for payment and appraisal had been properly made in accordance with Section 262 of the Delaware General Corporation Law), warrants and certain options were canceled and converted in exchange for the right to receive, following surrender of stock certificates, if applicable, and the execution and delivery of certain other documents required by the Merger Agreement, the following: (i) an aggregate amount in cash equal to $110,000,000, plus or minus customary working capital and excess cash adjustments; (ii) 2,236,258 shares of Class A common stock, par value $0.01 per share, of the Company (the “TCS Common Stock”); (iii) an aggregate of $20,000,000 principal amount payable in promissory notes of the Company which mature on the one year anniversary of the closing date of the Merger (the “Twelve Month Notes”); and (iv) an aggregate of $20,000,000 principal amount payable in promissory notes of the Company, $10,000,000 of which matures on the one year anniversary of the closing date of the Merger, $5,000,000 of which matures on the date on which is eighteen months following the closing date of the Merger and $5,000,000 of which matures on the second anniversary of the closing date of the Merger (the “Indemnification Notes”, and together with the Twelve Month Notes, the “Promissory Notes”).
The financial statements of NIM and the pro forma financial information of the Company required under Item 9.01 of this report will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
The foregoing is a summary description of certain terms of the Merger Agreement, the Twelve Month Notes and the Indemnification Notes does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Merger Agreement, the form of Twelve Month Note and the form of Indemnification Note, each of which are attached as Exhibit 2.1, Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.
The Merger Agreement has been filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual, business or operational information about the parties thereto. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such Merger Agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures: (i) exchanged between the parties in connection with the execution of the Merger Agreement and (ii) contained in the disclosure schedules to the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Merger Agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The shares of TCS Common Stock and the Promissory Notes will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by reason of Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
The audited financial statements and unaudited interim financial statements of NIM required by this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information
The unaudited pro forma financial information required by this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits

2.1
Agreement and Plan of Merger dated November 25, 2009 by and among TeleCommunication Systems, Inc., Networks in Motion, Inc., Olympus Merger Sub Inc., and G. Bradford Jones, as Stockholders’ Representative.

10.1	Form of Twelve Month Note

10.2	Form of Indemnification Note

99.1	Press Release dated December 15, 2009, issued by TeleCommunication Systems, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleCommunication Systems, Inc.
By:	/s/ Bruce A. White
	Name:	Bruce A. White
	Title:	Sr. Vice President, General Counsel and Secretary

Dated: December 15, 2009

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